Exhibit 32.1
Certifications of the Chief Executive Officer and
Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of HFF, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John H. Pelusi, Jr., Chief Executive Officer of the Company, and Gregory R. Conley, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2007	By:	/s/ John H. Pelusi, Jr.
John H. Pelusi, Jr.
Chief Executive Officer (Principal Executive Officer)

Dated: March 15, 2007	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer (Principal Financial Officer)